                                                                    Exhibit 23.1

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1986 Stock Option Plan, Employee Stock Purchase Plan, 1994 Stock Option Plan for Non-Employee Directors, 1996 Stock Option Plan and the 2004 Stock Option Plan for Non-Employee Directors of Omega Financial Corporation of our report dated March 5, 2004, with respect to the consolidated financial statements of Omega Financial Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                                                     /s/ Ernst & Young LLP

March 18, 2004
Pittsburgh, Pennsylvania